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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report, dated February 3, 1999, on the financial statements of The Ryan Co., Inc., included in this Current Form 8-K of Quanta Services, Inc. and to the incorporation by reference of said report into Quanta Services, Inc.'s previously filed Registration Statements on Form S-8 (FILE NOS. 339-47069 and 333-56849).

/s/ KIRKLAND ALBRECHT AND COMPANY

Kirkland Albrecht and Company
Braintree, Massachusetts
June 16, 1999